UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 1A
REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

NRS Equity Fund I LLC
(the Company)

Preliminary Offering Circular dated November 3 2023

The Company is hereby providing the information required by Part I of Form S11 (17 9 CFR 239.18 and is following the requirements for a* smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (Commission.) Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 150000 Class A Interests (Interests or Class A Interests) at $1000 per Interest (the Offering.) Purchasers shall upon acceptance by the Manager of their Subscriptions become Class A Members in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $1000000 (Minimum Offering) in a designated bank account. Funds will be used for acquiring real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering for the first three (3) years. Thereafter the Company will hold and eventually sell assets purchased.

The minimum accepted from any Subscriber is $250000. Subscription funds may remain in the Companys segregated Subscription account for up to 180 days from the first date of deposit.

Unless terminated by the Manager earlier this Offering terminates in 365 days after commencement of this Offering. The Manager may extend this Offering in its sole discretion for an additional six month period at which time the Manager will file the appropriate Offering Circular for qualification with the
Commission. There are no provisions for the return of funds once the minimum of 1000 Interests are sold. No commissions will be paid for the sale of the Interests offered by the Company.

Class A Interests (Unit)	 	Price to
Investors	 	 	Sellers Commissions	 	 	Proceeds to
the Company
Per Unit or Interest	 	$	1000	 	 	$	0.00	 	 	$	1000
Minimum Dollar Amount	 	$	250000	 	 	$	0.00	 	 	$	1000000
Maximum Dollar Amount	 	$	150000000	 	 	$	0.00	 	 	$	150000000




No public market currently exists for our Interests. The Company will be managed by NRS II Capital LLC (the Manager) a Delaware limited liability company which is managed by Nitin R. Singh. The Company has set a minimum investment requirement of $250000. We do intend to place the funds into a segregated account up to $1000000 that will be in the Companys name. This will not be an escrow account. Purchasers of our Interests qualified hereunder may be unable to sell their securities because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Member may assign his her or its Interests only if certain conditions set forth in the Companys Operating Agreement are satisfied. Potential subscribers of the Interests should expect to remain in the Company for ten (10) years. At or around the eighth year of operations the Manager will attempt to sell refinance or otherwise dispose of properties in order to return Capital Account Balances (as defined in the Companys Operating Agreement) to the Members. The Manager may at its discretion sell the properties to among other potential purchasers a third party in order to redeem Members within the ten year expected time frame.

The Company has been formed to acquire various real estate assets throughout the United States. Although the Manager intends to initially search for properties located in Florida Georgia North Carolina South Carolina and Texas
 the Company will not limit itself geographically. The Company intends to focus its investment efforts on those properties that are income producing in other words those properties that will produce positive cash flow immediately upon or soon after acquisition. It is expected that the Company will focus on Class A and B multifamily properties.

The Company is considered an emerging growth company under Section 101(a) of the Jumpstart Our Business Startups Act (the JOBS Act) as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Since the Company is an emerging growth company certain Risk Factors include

 		We are an emerging growth company with a limited operating history.

 		Subscribers will have no control in the Company and will not have any voting rights. The Manager or its affiliates will manage the day to day operations of the Company.

 		We will require additional financing such as bank loans outside of this offering in order for the operations to be successful.

 		We have not conducted any revenuegenerating activities and as such have not generated any revenue since inception.

 		Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

 		Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

 		The Company does not currently own any assets.

See the section entitled RISK FACTORS beginning on page for a more comprehensive discussionof risks to consider before purchasing our Class A Interests.


OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context references in this Offering Circular to we our us the Company NRS Equity Fund I and NRSEV refer to NRS Equity Fund I LLC

We were formed on October 12 2023 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we

 		Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

 		Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through October 12 2023 we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this
 Offering has been budgeted to cover the costs associated with beginning to operate our company marketing expense and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However closing and other acquisition related costs such as title insurance professional fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal price and place versus procuring new financing due diligence performed (such as appraisal environmental property condition reports) legal and accounting etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities

1. The Companys primary focus is to invest in multifamily and commercial properties that will appreciate over a seven (7) to ten (10) year holding period.
The properties are selected based on criteria that includes a positive cash flow at purchase good location and purchase price is less than replacement cost. The properties are then managed by a wellestablished thirdparty property management company during the holding period to maximize the appreciation for the investors

2. In some circumstances the Company may elect to purchase commercial properties that have potential to soon be or are cash flow positive meaning properties that have a positive monthly income after all expenses (mortgages operating expenses taxes) and maintenance reserves are paid. These properties are also frequently referred to as incomeproducing properties. Nonetheless the potential acquisition should have the likelihood to appreciate in value over the hold period. In order to determine if a property is cash flow positive our Manager will review the total gross rent income or receipts from the property and subtract any and all expenses including utilities taxes maintenance and other reserve expenses. If this number is a positive number the Company will deem the property cash flow positive. Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company there must be cash flow potential with which our Manager is comfortable.


         3. Invest in any opportunity our Manager sees fit within the confines of the market marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end at some time in the future the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office retail and industrial properties. Such property types will likely be operating properties rather than properties under development. It is expected that the Company will only use the net proceeds in this
Offering to purchase multifamily and commercial properties.

4. In some circumstances the Company may elect to enter into a joint venture agreement with another real estate developer or investor who may have certain resources or opportunities not otherwise available to the Company.

In all cases the debt on any given property must be such that it fits with the
 Investment Policies of the Company. We intend on leveraging our properties with no more than 80% of their value.

The Company does not currently own any material assets. Please see our DESCRIPTION OF BUSINESS on page 24. We believe we will need at least $100000 to provide working capital and $75000 for professional fees for the next 12 months.

FREQUENTLY ASKED QUESTIONS

Q What is NRS Equity Fund I LLC?
A NRS Equity Fund I LLC is a newly formed company created for the specific purpose of identifying and purchasing a diverse portfolio of real estate assets. The Company has been formed to acquire various real estate assets throughout the United States. Although the Manager intends to initially search for properties located in Florida North Carolina South Carolina and Texas the Company will not limit itself geographically. The Company intends to focus its investment efforts on those properties that are income producing in other words those properties that will produce positive cash flow immediately upon or soon after acquisition. It is expected that the Company will focus on Class A and B multifamily properties but may also consider commercial real estate assets such as selfstorage warehouse and industrial office and retail properties.

The Company intends to purchase properties that will appreciate in value over the expected hold period of seven (7) to ten (10) years. Through the use of quality thirdparty management it is expected that the investments will appreciate due to superior locations and increased net operating income over time.

Q How will NRS Equity Fund I LLC (NRSEV) identify properties?
A The Manager will search for properties using traditional methods of using brokers in the markets where the Manager believe there are opportunities.

Q What kind of return may be expected by a Member?
A The Company does not currently own any assets therefore returns are speculative. However it is the Companys intent to pay 65% (sixtyfive percent)
 of the Distributable Cash to Class A Members in accordance with their prorata membership interest in the Company. (See the SUMMARY OF OPERATING AGREEMENT
on page 47 for more information.)

Q What is the minimum investment amount allowed?
A $250000.

Q Where can I buy Class A Interests?
A All Interests will be available for purchase at nrsiicapital.com.

Q Who is the Manager?
A The Manager is NRS II Capital LLC which is controlled by Nitin R Singh.

Nitin Singh is a 15 year veteran of the real estate industry and currently serves as the founder and CEO of the NRS II Capital. Nitin is a multifamily owner fund manager and syndicator who specializes in medium sized apartment communities in the Southeast. Since 2023 he is raising funds for NRS Equity Fund I in amount totaling $150000000 with each minimum investment at $250000.
 He is a limited investor with over 12000+ units. Nitin entered Real industry over 15 years ago where he started his career investing in single family residential properties and excelled to become top performer at his workplace. Nitin brings unique understanding of the industry and its constantly changing risk and analysis to the table. With his comprehensive knowledge he has been able to execute through many complex transactions for the ownership across the U.S. He has built relationships with over 50+ commercial banks where he directly communicates with Credit Officers and Top Tier individuals within the banking industry. He has spearheaded NRS II Capitals expansion from New York to across the States such as Florida Texas and Nevada.

Prior performance of real estate investments may be found in the section entitled PRIOR PERFORMANCE. For more info on Mr. Singh and other members of our
 Manager please see MANAGER EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

Q How can I sell my Interests?
A Generally speaking the Interests will not be transferrable. Investors should consider investing for the longterm as disposition of the Interests will be difficult if not impossible. The Company intends to operate for approximately ten (10) years at which time the Manager intends to employ a variety of exit strategies with the intent of then distributing the Capital Account Balances to the Members. Ideally at or around ten years the Company will begin to sell or refinance properties that have appreciated in value.

Q Will I be charged upfront selling commissions?
A No. Investors will not pay upfront selling commissions as part of the price per Interest purchased in this offering. However if the Manager finds that selling the Interests is difficult it may later enlist the services of a licensed brokerdealer to assist with the sales of the Interests in which case sales commission will be paid by the Company.

Q Do you have a redemption program?
A No. We do not currently have a redemption program. An investor should expect to remain in the Company for a period of ten (10) years.

Q May I make an investment through my IRA or other taxdeferred retirement account?
A Yes. You may make an investment through your IRA or other taxdeferred retirement account. In making these investment decisions you should consider at a minimum (1) whether the investment is in accordance with the documents and instruments governing your IRA plan or other retirement account (2) whether the investment would constitute a prohibited transaction under applicable law (3) whether the investment satisfies the fiduciary requirements associated with your IRA plan or other retirement account (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA plan or other retirement account and (5) whether there is sufficient liquidity for such investment under your IRA plan or other retirement account. You should note that an investment in our Class A Interests will not in itself create a retirement plan and that in order to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of
 1986 as amended (the IRS Code).

It is the Companys understanding that IRA and Roth IRA investments can be made through selfdirected accounts which are not managed by the Company and most likely will be charged fees to manage the selfdirected account. These fees will need to be paid by the investor and are not considered a expense of the Company.

Q Is there any minimum initial offering amount required to be sold?
A We intend to raise a minimum of $1000000 prior to using funds to purchase properties or for working capital. We may start funding properties as soon as we identify a property. In some circumstances the management or some related entity may prefund a property and funds from this offering will go to replace that prefunding amount as funds are available.

Q Will I be notified of how my investment is doing?
A Yes we will provide you with periodic updates on the performance of your investment in us including an annual report
 a semiannual report
current event reports for specified material events within ten business days of their occurrence supplements to the offering circular if we have material information to disclose to you and other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SECs website at www.sec.gov on our website at www.nrsiicapital.com and via email.

Q When will I get my detailed tax information?
A Your schedule K1 tax information will be provided by March 31st of the year following each taxable year.

Q Who can help answer my questions about the offering?

Please contact
Investor Relations
NRS II Capital LLC
654 Palisade Avenue
Yonkers NY 10703
Office (914) 914 439 6266
Email invest@nrsiicapital.com



EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1000000000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics setting the threshold to the nearest 1000000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1000000000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company we have the exemption from Section 404(b) of SarbanesOxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b) we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to and report on the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.


We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances

 		The end of the fiscal year in which our annual revenues exceed $1 billion.

 		The end of the fiscal year in which the fifth anniversary of our IPO occurred.

 		The date on which we have during the previous threeyear period issued more than $1 billion in nonconvertible debt.

 		The date on which we qualify as a large accelerated filer.



RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized October 2023 and have not yet commenced operations which makes an evaluation of us extremely difficult. At this stage of our business operations even with our good faith efforts we may never become profitable or generate any significant amount of revenues thus potential investors have a possibility of losing their investment.

We were organized in October 2023 and have not yet started operations. As a result of our startup status we (i) have generated no revenues (ii) will accumulate deficits due to organizational and startup activities business plan development and professional fees since we organized. There is nothing at this time other than the track record of our Manager on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. However past results do not guarantee future profitability. Our future operating results will depend on many factors including our ability to raise adequate working capital availability of properties for purchase the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Nitin R Singh. The loss or unavailability of his services would have an adverse effect on our business operations and prospects in that we may not be able to obtain new management under the same financial arrangements which could result in a partial loss or return of your investment.

The acquisition of properties and the attainment of new investors is significantly dependent on Nitin R Singh. We expect that our investor base will be largely drawn from Mr. Singhs exposure on social media and on media content delivered over the Companys website. Mr. Singh implemented the Companys strategy to identify and acquire multifamily properties which has resulted in the success of his prior real estate investments. It would be difficult to replace Nitin R Singh at such an early stage of development of the Company. Mr. Singh has built a qualified team of individuals that manage the marketing business operations property management acquisitions and dispositions of assets while maintaining Mr. Singhs investment strategy. In the event of Mr. Singhs departure from the Company it may be difficult to attain new investors or purchase properties but the current management team would be able to manage the Companys assets until a such time as an exit would occur. Should the Company be unable to replace Nitin R Singh it may be required to cease pursuing business opportunities which may result in a partial loss or return of your investment.

This offering is a blind pool offering and therefore Members will not have the opportunity to evaluate some of our investments before we make them which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this
 Offering after the payment of fees and expenses in the acquisition of or investment in interests in assets. However because as of the date of this Offering Circular we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members investment may not generate returns comparable to the Companys competitors.

Our Manager will have complete control over the Company and will therefore make all decisions over which Members will have no control.

NRS II Capital LLC our Manager will make all decisions relating to the business operations and strategy without input by the Members. Such decisions may include purchase and sale decisions regarding the assets the appointment of other officers managers vendors and whether to enter into material transactions with related parties.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Company intends to operate for a period of ten (10) years. Therefore you should expect to keep your investment in Class A Interests for a period of ten
 (10) years.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions we will incur certain risks including the expenditure of funds on and the devotion of managements time to transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price rents or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in real estate tax rates utility costs operating expenses insurance costs repairs and maintenance administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses we would be required to pay those costs which could adversely affect funds available for future cash distributions.

If we purchase assets at a time when the multifamily or commercial real estate market is experiencing substantial influxes of capital investment and competition for properties the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital combined with significant competition for real estate and the strength in the economy may result in inflated purchase prices for such assets.
To the extent we purchase real estate in such an environment we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting or if the number of companies seeking to acquire such assets decreases our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily or commercial property's income and value may be adversely affected by national and regional economic conditions local real estate conditions such as an oversupply of properties or a reduction in demand for properties availability of for sale properties competition from other similar properties our ability to provide adequate maintenance insurance and management services increased operating costs (including real estate taxes) the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore to the extent that there are adverse economic conditions in those regions and in these markets generally that impact the applicable market rents such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. A default of a substantial tenant or number of tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s)
 and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to
 Members.

Competition and any increased affordability of singlefamily homes could limit our ability to lease our apartments or maintain or increase rents which may materially and adversely affect us including our financial condition cash flows results of operations and growth prospects.

The multifamily industry is highly competitive and we face competition from many sources including from other multifamily apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. If so this would increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore multifamily apartment communities we acquired compete or will compete with numerous housing alternative in attracting residents including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.


We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown including the operating history tax treatment of real estate investments demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited both geographically and by type of properties purchased.
We will be able to purchase additional properties only as additional funds are raised. Given the limited number of assets we are targeting our properties will not be well diversified and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities many of which have greater resources than we do. Specifically there are numerous commercial developers real estate companies foreign investors and investment funds that operate in the markets in which we may operate that will compete with us in acquiring residential commercial and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources including operating experience allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties our profitability may be reduced and you may experience a lower return on your investment. In addition our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire giving these properties a competitive advantage over our properties and we may in the future face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties causing increased competition for residential renters. In addition our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation although we do not intend on acquiring properties that require extensive rehabilitation. Nonetheless we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs the timing of completion of rehabilitation and/or construction and a contractor's ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Moreover our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results including the following increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria diversion of managements attention to expansion efforts unanticipated costs and contingent or undisclosed liabilities associated with acquisitions failure of acquired businesses to achieve expected results and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value which may harm our financial condition and operating results.


The consideration that we pay will be based upon numerous factors and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price that we will be able to generate an acceptable return on such target acquisition or that the location lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates which would adversely affect our returns on a target acquisition. As a result our investments in our target acquisition may fail to perform in accordance with our expectations which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our Members from realizing an attractive return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally nonliquid. The real estate market is affected by many factors such as general economic conditions availability of financing interest rates and other factors including supply and demand that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements.
In acquiring a property we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic financial and investment conditions may be limited.
 In particular these risks could arise from weakness in or even the lack of an established market for a property changes in the financial condition
 or
prospects of prospective purchasers changes in national or international economic conditions and changes in laws regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Managers discretion.

Risks Related to Financing


We might obtain lines of credit and other borrowings which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and longterm financing that may be secured by our assets. As with any liability there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore when borrowing and securing such borrowing with our assets we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 80% of the value of the assets of the Company. Although we intend to borrow typically no more than 70% of a propertys value we may borrow as much as 80% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors investments.

Risks Related to Conflicts of Interest

There are conflicts of interest between us our Manager and its affiliates.

We expect that a thirdparty related to the Manager NRS Real Estate Acquisitions
 LLC will provide asset management and other services to our Manager and the Company. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a thirdparty on an arms length basis. All of the agreements and arrangements between such parties including those relating to compensation are not the result of arms length negotiations. Some of the conflicts inherent in our Companys transactions with the Manager and its affiliates and the limitations on such parties adopted to address these conflicts are described below. Our Company Manager and their affiliates will try to balance our interests with their own. However to the extent that such parties take actions that are more favorable to other entities than the Company these actions could have negative impact on our financial performance and consequently on distributions to Members and the value of our Interests. See Conflicts of Interest.

The interests of the Manager our principals and their other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager the principals and its other affiliates. Potential conflicts of interest include but are not limited to the following

 		the Manager the principals and/or its other affiliates are offering and may continue to originate and offer other real estate investment opportunities including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts whether or not competitive with our business

 		the Manager the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager the principals and/or its other affiliates for their own benefit

 		we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a thirdparty on an arms length basis and

 		the Manager the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

 Risks Associated with Joint Ventures/CoInvestors

The terms of joint venture agreements or other joint ownership/coinvestor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estaterelated investments the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition the Company may also purchase or develop properties in arrangements with affiliates of the Manager the sellers of the properties developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Companys. These joint venture partners or cotenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example joint ownership of an investment under certain circumstances may involve risks not associated with direct ownership of such investment including the following

 		a partner or coinvestor might have economic and/or business interests or goals which are unlike or incompatible with the business interests or goals of the Company including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture

 		such partners or coinvestors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture

 		the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement
and

 		such partners or coinvestors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Companys policies and objectives or fail to take actions as instructed.

If the Company has a right of first refusal or buy/sell right to buy out a coinvestor/venturer or partner we may be unable to finance such a buyout if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Companys interest is subject to a buy/sell right we may not have sufficient cash available borrowing capacity or other capital resources to allow the purchase of such an interest of a coinvestor/venturer subject to the buy/sell right in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Companys interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason particularly if the interest is subject to a right of first refusal of the coinvestor/venturer or partner.

The Manager may structure a joint venture/coinvest relationships in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example while a coinvestor/venturer may invest an equal amount of capital in an investment the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the coinvestor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the coinvestor/venturer receiving more of the cash flow including appreciation of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately the Company may incur losses on joint venture/coinvest investments and/or have limited participation in the profits of a joint venture/coinvest investment either of which could reduce the ability to make cash distributions to the Members.


Coinvestments with other parties will result in additional risks.

The Company may coinvest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a coinvestor would be unable to pay its share of costs which could be detrimental to the Companys investment in a project unless an alternative source of capital could be obtained. In the event a third party coinvestor was to become bankrupt third party creditors could become involved in the project affairs. In addition the coinvestors could have economic or business interests or goals which are or which may become inconsistent with the Companys business interests or goals.

If the Manager enters into joint ventures with affiliates the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at armslength with an independent joint venture partner. As a result Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other program sponsored or advised by the Manager or one of its affiliates the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager programs will not have the benefit of armslength negotiation of the type normally conducted between unrelated coventurers. Under these joint venture agreements none of the coventurers may have the power to control the venture and an impasse could be reached regarding matters pertaining to the joint venture including the timing of a liquidation which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager programs would also be subject to the risks associated with joint ventures with unaffiliated third parties.


 Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions so you must rely on our revenues from operations and other sources of funding for distributions. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account commonly known as a sinking fund to pay distributions on the Interests. Accordingly you will have to rely on our cash from operations and other sources of liquidity such as borrowed funds and proceeds from sale of the assets for distribution payments. Our ability to generate revenues from operations in the future is subject to general economic financial competitive legislative statutory and other factors that are beyond our control. Moreover we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies including our policies regarding financing growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Managers broad discretion in setting policies and our Members inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance operating results and capital improvement requirements.

Currently our strategy includes paying a monthly distribution to investors under this Offering that would result in a return of approximately fifteen percent (15%) annualized return on investment net of expenses of which there is no guarantee. Class A Members would receive 65% of the Distributable
Cash as defined in the Companys Operating Agreement. (See SUMMARY OF OPERATING AGREEMENT.) In the event of downturns in our operating results unanticipated capital improvements to our properties or other factors we may be unable or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider among other factors our financial performance any debt service obligations any debt covenants and capital expenditure requirements.
 We cannot assure you that we will generate sufficient cash in order to pay distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.


We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940 an investment company is defined as an issuer which is or holds itself out as being engaged primarily or proposes to engage primarily in the business of investing reinvesting or trading in securities is engaged or proposes to engage in the business of issuing faceamount certificates of the installment type or has been engaged in such business and has any such certificate outstanding or is engaged or proposes to engage in the business of investing reinvesting owning holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuers total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an investment company within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940 we may be subject to certain restrictions including

 		restrictions on the nature of our investments and

 		restrictions on the issuance of securities.







 Insurance Risks

We may suffer significant losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weatherrelated and environmental events including such things as severe thunderstorms flooding sinkholes and hurricanes.
To the extent possible the Manager may but is not required to attempt to acquire insurance against some of these risks. However such insurance may not be available (or may only be available at costprohibitive costs) in all areas nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore an insurance company may deny coverage for certain claims and/or determine that the value of the claim is less than the cost to restore the property and a lawsuit could have to be initiated to force them to provide coverage resulting in further losses in income to the Company.
Additionally properties may now contain or come to contain mold which may not be covered by insurance and has been linked to health issues.


Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES starting on page 31. You are urged to consult with your own tax advisor with respect to the federal state local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly we cannot assure you that the tax conclusions discussed in this offering if contested would be sustained by the IRS or any court. In addition our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering including whether we will be characterized as a dealer so that sales of our assets would give rise to ordinary income rather than capital gain. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company you will be required to report your allocable share of the Companys taxable income on your personal income tax return regardless of whether you have received any cash distributions from us.
It is possible that your Interests will be allocated taxable income in excess of
your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section
 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses and accordingly the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayers income or gains from passive activities and will not be allowed as an offset against other income including salary or other interest royalties annuities and gains from the sale of property held for investment. Accordingly you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment in addition to adjustments to various Company items. In the event of any such audit or adjustments you might incur attorneys fees court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest our Manger may choose to extend the statute of limitations as to all Members and in certain circumstances may bind the Members to a settlement with the Internal Revenue Service. Adjustments to Company items would continue to be determined at the Company level however and any such adjustments would be accounted for in the year they take effect rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply and if so the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by nonresident Members relating to incomeproducing properties located in their states and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions the amount of the net cash from operations otherwise payable to you would be reduced. In addition such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

Legislative or regulatory action could adversely affect investors.

In recent years numerous legislative judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties.
 You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.


DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a selfunderwritten offering which means that it does not involve the participation of an underwriter to market distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If some amount of Class A Interests are sold under this Offering between the above maximum and minimum amount of this Offering the purchasers under this Offering will own 100% of the Class A Interests.



PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering unless earlier terminated by the Manager in its sole and absolute discretion provide that the Manager may extend the Offering an additional sixmonth period so long as it is compliant with the qualification requirements of the Commission.

The Class A Interests (Interests) are selfunderwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal the Manager or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to
 Mr. Singh or affiliated companies. We are relying on Rule 3a41 of the Securities Exchange Act of 1934 Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they
a) perform substantial duties at the end of the offering for the issuer
b) are not broker dealers and c) do not participate in selling securities more than once every 12 months except for any of the following activities
i) preparing written communication but no oral solicitation or ii) responding to inquiries provided that the content is contained in the applicable registration statement or iii) performing clerical work in effecting any transaction. Neither the Company its Manager nor any affiliates conduct any activities that fall outside of Rule 3a41 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Companys account. This account is not held by an escrow agent. Subscription funds placed in the segregate Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Class A Interests is $1000 per Interest with a minimum purchase of (10) ten Interests. The Company will raise a minimum of $1000000 prior to funds being released to the Company.
If the Company does not raise the Offering Amount within the Offering
Period all proceeds raised to that point will be promptly returned to subscribers of
Class A Interests prorata with interest if any. Subscription Agreements are irrevocable.

The Company plans use the NRS II Capital LLCs current network of real estate investors to solicit investments as well as various forms of advertisement.
The Company subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations is permitted to generally solicit investors by using
advertising mediums such as print radio TV and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be
made after this Offering has been qualified but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms such as search based advertising search engine optimization and the Company website at www.nrsiicapital.com

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed through email or by hard paper copy.

However received or communicated all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Investments will be processed on a first come first served basis up to the Offering Amount of $150000000.

The minimum accepted from any Subscriber is $250000. Subscription funds may remain in the Companys segregated account up until such time of a purchase of real estate asset or the repayment of a note payable to an affiliate of the Manager in which the proceeds were used to purchase a real estate asset or pay the Companys expenses.

The Offering Period will commence upon the Offering Statement being declared qualified.


No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investors annual income or net worth. Different rules apply to accredited investors and nonnatural persons.

Periodically the Manager will report to the Members and will supplement this
 Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective
 Members.

In compliance with Rule 253(e) of Regulation A the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 150000 Class A Interests offered at an offering price of $1000 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A
 Interests sold we expect to incur Offering expenses estimated at approximately $580000 for legal accounting marketing and other costs in connection with this offering. The table below shows the intended net proceeds from this offering indicating scenarios where we sell various amounts of the Class A
Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly the actual amount of proceeds we will raise in this offering if any may differ.


Technology fees will be paid to Crowdstreet for the use of their software for the purposes of processing subscriptions and account management.
Computershare will act as our transfer agent with an initial cost of $1500 and annual fee of $4200. Thereafter costs will be dependent on the number of investors at $3.50 per investor. It is intended that much of this will be an operational cost. The Company has estimated that costs for marketing the offering will be less than 1% of the total amount raised.


(2)	The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer this Offering and Use of Proceeds table will be amended accordingly.

(3)	During the first three (3) years the Manager or its designated affiliate(s)
will receive an asset management fee equal to 1% of the total aggregate capital commitments. Thereafter the Manager or its designated affiliate(s)
 will receive an asset management fee of 1% of the total Capital
Contributions (less the allocable portion of Capital Contributions allocated to any
Fund Asset subject to a Capital Transaction) until such time as the Fund is liquidated. For the avoidance of doubt the first day of the month following the day on which a Capital Transaction occurs Management Fee will be calculated based on the total Capital Contributions less the allocable portion of capital attributable to the Capital Transaction. The Asset Management
Fee shall be paid no more frequently than monthly at the sole discretion of the
 Manager. It is anticipated that these costs will be paid from cash generated from operations.

(4)	The Manager will be paid a one percent (1%) Acquisition Fee based on the acquisition price of a property. This number assumes the leverage of the properties.

(5)	We plan to primarily purchase multifamily properties but will consider opportunistic commercial real estate assets such as selfstorage warehouse and industrial office and retail properties with the proceeds from this
 Offering.

(6)	We believe acquisition related and closing costs could be between 1% and
 3% of the value of the acquisition with an average of 2%. These costs could include travel to states in which we purchase multifamily properties and commercial properties research costs closing costs and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal price due diligence performed (such as appraisal environmental property condition reports) legal and accounting etc. We expect the related acquisition costs to be correlated with the price of the property.

(7)	Costs associated with portal costs transfer agent fees and working capital for the next 12 months.

(8)	Costs for accounting and legal fees associated with being a public company for the next 12 months. It is anticipated that these costs will be paid from cash generated from operations.


The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees
 (estimated to be between $65000 and $75000 depending on our money raise and acquisitions for the next 12 months) working capital for the creation of a investor portal for the next 12 months and for the costs associated with acquiring properties such as broker price opinions closing costs title reports recording fees accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants
 and lawyers and operating expenses and due diligence costs based upon the Managers real estate industry experience.

As of November 3 2023 the Manager has incurred $12000 to the Company for offering expenses and the balance will be paid by the Manager regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses SEC and EDGAR filing fees printing and transfer agent fees. Our Manager will not receive any compensation for their efforts in selling our Class A Interests.

The Manager will pay the offering expenses of $580000 regardless of the amount of Class
A Interests we sell and will only be reimbursed if the Company raises a minimum of $1000000. If we sell at least 1000 Class A Interests we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds
of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire the assets of or finance the acquisition of other businesses. At present no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering we will issue an amended
Offering reflecting the new uses.


In all instances after the qualification of this Form 1A the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.


SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION and the Financial Statements and Notes thereto included elsewhere in this Offering Circular.
 The statement of operations and statement of assets liabilities and members' equity data from inception through the period ended November 3 2023 is derived from the audited financial statements.

 	 	At
Nov 3
2023

TOTAL ASSETS	 	$	12000

TOTAL LIABILITIES	 	 	12000

TOTAL MEMBERS EQUITY

TOTAL LIABILITIES AND MEMBERS EQUITY	 	$	12000

 	 	Inception
(October 12 2023 (inception) to November 3 2023


Revenues	 	$	0

Expenses	 	$	0

Net Income (Loss)	 	$	0

Earnings per Interest	 	$	.0

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period and thus our financial statements may not be comparable to those of other reporting c ompanies. Accordingly until the date we are no longer an emerging growth company or affirmatively opt out of the exemption upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies we will disclose the date on which adoption is required for nonemerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding ForwardLooking Statements

With the exception of historical matters the matters discussed herein are forwardlooking statements that involve risks and uncertainties. Forwardlooking statements include but are not limited to statements concerning anticipated trends in revenues and net income projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forwardlooking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

NRS Equity Fund I LLC was formed in the State of Delaware on October 12 2023. We have no plans to change our business activities or to combine with another business and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control business combination or similar transaction or to change management.

The Companys overall strategy is to purchase multifamily and commercial property in the south and southeastern United States initially but will not limit itself geographically. The Company intends on purchasing income producing real estate and will vary across multiple classes such as multifamily retail properties selfstorage facilities office buildings warehouse and industrial properties and mixeduse properties so long as the property produces income of at least three (3%) percent cash on cash return. The Company will attempt to achieve an overall Company internal rate of return
(IRR) of fifteen (15%) percent per year net of expenses.

The Company will be owned by the Manager and Members and will have a Membership which may include but is not limited to individuals individual retirement accounts entities trusts banks and other financial institutions endowments and pension funds.

The Company hopes to offer its Members the opportunity to earn 65% of the
 Companys realized profits which shall be distributed to the Class A Members in proportion to each Members respective Capital Contribution. The Manager
 NRS II Capital LLC will exclusively manage the Company.

We are currently searching for properties and hope to acquire a property immediately after raising the Minimum Offering amount. We expect that we will be finished with the process of qualification by the middle of the summer and commence our fundraising by the end of summer. Thereafter we will aggressively search for properties. We hope that by end of the summer of 2024 we will have acquired our first property. Acquisitions will depend highly the availability of properties that meet or investment criteria.
As we search for properties we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $1000000 we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2 Regulation A. To finish this Form 1A we believe we will need a minimum of $80000. Depending on how much capital we raise will depend on how much capital we will need for working capital marketing expenses and professional fees. Our Manager believes that if we only raise the minimum amount very little will be needed for working capital. However the more money is raised
the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed. Our Manager is committed to such capital it will most likely be in the form of purchasing Interests in the Company. Such terms and conditions have not yet been agreed to.

Results of Operations

For the period ended Nov 3 2023 (unaudited)

We expect to generate no revenues for the period ending Nov 3 2023. We do not have any current activities. We have generated expenses of $0 from inception October 12 2023 (inception) to
 November 3 2023.
..

Total expenses

From inception October 12 2023 (inception) to November 3 2023 we have not generated any expenses.

Assets

We currently have $12000 in deferred offering costs

Liabilities

We currently have $12000 in related party advances.

Liquidity and Capital Resources

As of November 3 2023 the Company had $0 in cash and total liabilities of $12000. The Company hopes to raise $150000000 in this Offering with a minimum of $1000000 in funds raised. If we are successful at raising the minimum amount of this Offering we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $100000 that will be financed by our manager in the event we raise less than $1000000. Although we intend on identifying multifamily and commercial properties for acquisition with our proceeds there is no guarantee that we will acquire any such investments. Acquisition will depend highly on our funding the availability of those funds the availability of multifamily and commercial properties that meet or investment criteria and the size of such liens to be acquired. Upon the qualification of the
Form 1A the Company plans to pursue its investment strategy of multifamily and commercial properties acquisition. There can be no assurance of the
 Companys ability to do so or that additional capital will be available to the Company. If so the Companys investment objective of acquiring multifamily and commercial properties will be adversely affected and the
 Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements arrangements or understandings with any person to obtain funds through bank loans lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions

Since our formation we have raised capital from our Manager. The Manager has provided cash for Company startup costs of which $12000 has already been recorded as of the date of the financial statements of the Company
(Nov 3 2023.) This was recorded as a related party advance from the Manager. It is expected that the Manager will be reimbursed for these expenses and other expenses to be incurred in connection with this Offering. The
 Manager
will only request reimbursement once the Company has raised more than
 $1million and will limit such reimbursements to $100000 should only $1million be raised. The Manager received Class B Interests at formation as founders interests for no consideration Class B Interests are subordinated to our Class A Interests.

 OffBalance Sheet Arrangements

We do not have any offbalance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition changes in financial condition revenues or expenses results of operations liquidity capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Our Manager is NRS II Capital LLC will be assigning the management responsibilities to an affiliate NRS Real Estate Acquisitions LLC (NRSREA). NRSREA has of one (1) principal. Currently Nitin R Singh is the principal of our Manager and NRSREA and devotes a significant portion of his working hours to our Company without a salary. For more information on our personnel please see MANAGER EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS. Initially Mr. Singh will coordinate all of our business operations. NRS II Capital LLC or its affiliate NRSREA has provided the working capital to cover our initial expenses. We plan to use consultants attorneys accountants and other personnel as necessary. We believe the use of nonsalaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words if we have insufficient revenues or cash available we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company.
 For example any costs associated with raising capital such as escrow transfer marketing audit legal and technology fees will be borne by the Company. However those costs associated with overall management of the Company and the management and acquisition of the properties shall be borne by the Manager except those capitalized expenses related to specific properties.


Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as legal tax and accounting issues including review of materials presented to our auditors working with our counsel in preparation of filing our Form 1A developing our business plan and researching investment opportunities and possible multifamily property and commercial real estate acquisitions. Upon qualification and successful capital raise the principal and employees of NRSREA will devote additional working hours to NRS Equity Fund II.

INVESTMENT POLICIES OF COMPANY

In all types of investment our policies may be changed by our Manager without a vote by Members.

We will seek out multifamily properties residences for purchase throughout Florida Georgia North Carolina South Carolina and Texas but may find opportunities in other states. We expect 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner

 	1.	Obtain property information on its condition estimated costs for rehabilitation if any and feasibility of possible improvements
 	2.	Using historical rental rates and vacancy rates
 	3.	Obtain similar available information of comparable properties in the area including recent sales prices analyzing rental values vacancy rates and operating expenses review crime statistics for the area review school information review economic data review any other relevant market information
 and
 	4.	Using the above information perform analysis with hypothetical scenarios to determine expected profit.
 	5.	Due to the expected size of the properties we intend to acquire we expect that more than 25% of Company assets will be invested into a single real estate asset upon full capitalization of the Company


Further potential investors should be advised

 	a)	We do not intend to issue senior securities.
 	b)	We will borrow money collateralized by our properties with up to an 80% value of our real estate assets.
 	c)	We have no intention of initiating personal loans to other persons.
 	d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
 	e)	We have no intention to underwrite securities of other issuers.
 	f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at
some time in the future.
 	g)	We may offer our securities in exchange for property.
 	h)	We may acquire other securities of other funds so long as those funds are real estate related.
 	i)	We intend to make annual or other reports to security holders including
1Ks 1SAs 1Us and exit reports on Form 1Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1Us within a few business days 1SAs semiannually and other Member reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows

We do not intend on issuing senior securities but may at some time in the future.
We have no interest currently in underwriting securities of others or purchasing securities or assets other than real property assets and securities.
We may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following

 	1.	Our Manager manages other investment opportunities and funds outside of the Company including
those that have similar investment objectives as the Company.
 	2.	The Manager will most likely enlist the services of a thirdparty in order to manage our assets. The
negotiation for the compensation for that thirdparty will be at market rates.
 	3.	The terms of our operating agreement (including the Managers rights and obligations and the
compensation payable to our Manager and its affiliates) were not negotiated at arms length.
 	4.	Our Members may only remove our Manager for cause following the affirmative vote of Members
holding 75% of the Class A interests. Unsatisfactory financial performance does not constitute cause
under the operating agreement.

Allocation of Investment Opportunities

We rely on our Managers members who act on behalf of our Manager to

 	1.	Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past and expects to continue in the future to offer other investment opportunities
 including offerings that acquire or invest in multifamily real estate commercial real estate or real estate equity investments and other select real estate
 related assets.
 	2.	These additional programs may have investment criteria that compete with us. If a sale financing investment or other business
opportunity would be suitable for more than one program our Manager will allocate
 it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Managers real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following

 		the investment objectives and criteria of our Manager and other entities
 		the cash requirements of our Manager and other entities
 		the effect of the investment on the diversification of our Managers and other entities portfolio by type of investment and risk of investment
 		the policy of our Manager and other entities relating to leverage
 		the anticipated cash flow of the asset to be acquired
 		the income tax effects of the purchase on our Manager or the other entities
 		the size of the investment and
 		the amount of funds available to our Manager or the other entities.

 	3.	If a subsequent event or development causes any investment in the opinion of our Managers real estate professionals to be more appropriate for another entity they may offer the investment to such entity.
 	4.	Except under any policies that may be adopted by our Manager which policies are designed to minimize conflicts among the programs and other investment opportunities no program has any duty responsibility or obligation to refrain from

 		engaging in the same or similar activities or lines of business as any program

 		doing business with any potential or actual tenant lender purchaser supplier customer or competitor of any program
 		engaging in or refraining from any other activities whatsoever relating to any of the potential or actual tenants lenders purchasers suppliers or customers of any program
 		establishing material commercial relationships with another program
or
 		making operational and financial decisions that could be considered to be detrimental to another program.

In addition any decisions by our Manager to renew extend modify or terminate an agreement or arrangement or enter into similar agreements or arrangements in the future may benefit one program more than another or limit or impair the ability of any program to pursue business opportunities. In addition third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program as the case may be. Any of these decisions may benefit one program more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us which fees will not be negotiated at arms length. These fees could influence our Managers advice to us as well as the judgment of affiliates of our Manager. Among other matters these compensation arrangements could affect their judgment with respect to

 		the continuation renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates
 		public offerings of equity by us which will likely entitle our Manager to increased acquisition fees asset management fees and other fees
 		acquisitions of investments at higher purchase prices which entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and in the case of acquisitions of investments from other entities might entitle affiliates of our Manager to disposition fees in connection with services for the seller
 		borrowings up to or in excess of our stated borrowing policy to acquire which borrowings will increase asset management fees payable by us to our Manager
 		whether and when we seek to sell our Company or its assets and whether and when we merge or consolidate our assets with other companies including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See Plan of Distribution.


 DESCRIPTION OF BUSINESS

We currently do not have any real properties. We do not lease or own any real property. Our website may be found at www.nrsiicapital.com. We do not pay rent for our corporate headquarters which is leased by an affiliate of the Manager. We believe that this space will be sufficient for the long term.

OVERVIEW

NRS Equity Fund I LLC is an emerging growth company which was formed on October
 12 2023. We have commenced only limited operations exclusively focused on organizational matters in connection with this offering. We intend on generating revenues from rents to tenants for multifamily and in certain circumstances office selfstorage warehouse and industrial properties which the
 Company acquires.

We have no plans to change our business activities or to combine with another business and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control business combination or similar transaction or to change management.

We are offering the Interests herein on a minimum/maximum basis. The Company will raise a minimum of $1000000 prior to using proceeds from this Offering to acquire properties in the United States with a specific focus on markets in the states of Florida Georgia North Carolina South Carolina and Texas. We expect to use the net proceeds from this Offering to pay for our operating costs in connection with this Offering including marketing costs and ongoing legal and accounting fees and to finance costs associated with acquiring properties such as broker price opinions title reports recording fees accounting costs and legal fees.


Special Purpose Entities

Throughout the Offering Circular in reference to acquisitions the Company intends to acquire interests in special purpose entities also known as SPEs. The SPEs will hold title to property acquisitions. The Company in turn will invest in the SPE.

Objectives

The Company has definite objectives to fulfill its strategy. These include

 		Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment opportunities in the central and southeastern United States and potentially across the contiguous United States (however the Company will not limit itself geographically) and
 		Increasing profits as allowed by market conditions.

The Company will look to buy multifamily properties in growth areas for the best possible price thereby giving the Company an instant competitive advantage. A potential investor should note that the above criteria is subject to change according to market conditions.

Project investments may be individual or multiple properties and will generally consist of Class A & B assets with 200 to 500 units and range in price
from $20$175 Million.
Generally the Fund will seek opportunities which meet the following criteria

Type of Investment	Income
Acquisition Cap Rate	4%+
ProForma Cap Rate	5%+
Cash on Cash at Purchase	3%
Cash on Cash at ProForma	7%+
Leverage	60%  80%
IRR based on 10Yr Hold	15%
Existing Occupancy	80100%
Capital Improvement	Minimal to $15000/unit


Investment Strategy

The Company is seeking to invest in a diversified portfolio of income producing real estate assets and real estate related assets throughout the United
States specifically in the central and southeastern United States. Initially the Company intends to target multifamily properties but may acquire other property types that meet its investment objectives.

The Company may also purchase additional properties or make other real estate investments in other property types including office retail and industrial properties so long as such properties are cash flow positive thus providing for a monthly distribution to the Members. It is expected that the proceeds from this Offering will initially be used to purchase multifamily properties.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a portfolio of such investments which are wellselected wellmanaged and disposed of at an optimal time. Our principal targeted assets are investments in properties if compelling opportunities arise that present superior opportunities for abovemarket returns that have quality construction and desirable locations which can attract quality tenants. These types of investments are or relate to properties generally located in central business districts or suburban markets of primary and secondary metropolitan cities primarily located in the central and southeastern United States.

To this end the Companys overall strategy is to

 	1)	Identify Class A and Class B multifamily apartment communities in quality locations in the Companys target markets where the Company can add significant value through thirdparty handson management and/or appreciation potential
 	2)	Buy those communities at belowmarket prices or at market prices where there is sufficient upside potential to obtain abovemarket returns over the long term
 	3)	Make physical alterations and other improvements to those communities where the Company can achieve significant benefit with minimal capital outlay and
 	4)	Through thirdparty management increase the rents to increase the overall value of the property.

Due Diligence & Financing

When the Company identifies a location or a potential property it will secure the necessary financing sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including site inspection reviewing all leases income and expenses as well as securing a first mortgage on the property. After the due diligence process has been completed the Company will determine whether the property is suitable or not.

If property is not suitable the Company will cancel the contract and look for the next opportunity.


Refinancing

During the initial 1236 months of owning and managing the property the Company will analyze the market conditions in the area where the project is located. Simultaneously we will investigate current interest rates. The
Company will then decide whether the property should be maintained refinanced restructured (i.e. condominium conversion) or sold (disposition).

Real Estate Investment Life Cycle

As shown below the life cycle of a multifamily and commercial real estate property varies on an individual property basis but generally all properties experience periods of development stabilization and decline. The art of real estate investment is determining at what cycle to invest and ultimately when to exit. A large part of being an effective real estate investor is knowing when to leave and not holding on to the property too long. It is the
view of the Company that understanding and capitalizing on each period will maximize returns to investors.


The Company intends to purchase properties which the Manager believes will generate income from rents as well as growth from subsequent improved valuations. The Company will concentrate its investments on properties that

 Primarily increase value of the property through increasing streams of income through thirdparty management.

The Company intends to concentrate its investments on real estate properties that

 Tend to be at or below prevailing geographical market values and Provide reasonably anticipated returns to investors.

The Manager may elect to expand or contract the Companys capitalization as needed to prudently meet the demands for the investment market and to further assure that the rates of return for investors are met or exceeded.
 The Manager believes that with the current environment is conducive to purchasing a portfolio real estate properties with good market value a strong potential of producing rent once stabilized or proven histories of producing income.

The multifamily market dynamics have been driven by favorable supply/demand fundamentals driven by a limited new construction pipeline echo boomers and immigrants entering the rental market and a lower home ownership rate due to tighter lending guidelines. The future of the multifamily market also looks bright as unemployment rates continue to fall and more individuals will move out on their own and millennials entering the market will not peak
 until around 2020.


With the real estate market continuing to see market valuations increase during the past ten (10) years the Company anticipates that if a down turn would occur that the Multifamily markets in the Texas and the Southeastern United States will be impacted the least. That is because we anticipate seeing a continued population growth in this section of the nation as companies relocate to these states and as more baby boomers continue to retire and relocate to the southern states. We believe that renters will gravitate to newer product in the market place and will locate in cities with easy access to entertainment restaurants and shopping convenience. As developers seek exits we will focus on larger and newer properties. Since this is a very competitive space with institutional capital the Company will continue to seek smaller to midsized multifamily properties which can be less efficient and competition in this segment is typically amongst individual and family buyers. The inefficiency in this segment often creates excellent investment opportunities.

The Manager acknowledges that real estate market fundamentals constantly shift.
 The Company will remain cognizant of changes to the market and will adjust strategies as appropriate in order to best serve our investment partners as stewards of their capital and their trust. While the Manager anticipates achieving this investment objective in the timeframe referenced it is possible that the time frame may be longer than anticipated and an Investor should be financially capable of having their money invested in the Company for an indefinite period of time.

Market Outlook and Opportunity

The Manager believes that there is a market opportunity due to the following factors

Rental Rates continue to rise as vacancy rates decline

Rent growth is pacing just ahead of the overall rate of inflation which stands at 2.6% 1 as of the latest data release and is a bit slower than growth in GDP which has increased by 2.9% over the past twelve months. Further rents continue to increase in 57 of the 100 largest cities in the


Rental demand is expected to grow rapidly through 2024 as the echo boomers enter prime renter age. Immigration is bringing millions of additional renters into the market as well.

Changes in New Supply

In the past year there has been an increase in building on an average basis over previous years since the Great Recession. It may be expected that rent growth will continue soften in 2018 while the lack of affordable rentals will continue in accordance with predicted housing market trends for 2018.5 The country is seeing the highest level of newsupply since the late 1980s.

National rent growth was negative in the fall of 2017 after two years of flat rent growth during the same time of year. Apartment List attributes the negative growth to the current glut of new multifamily units. Developers plan to deliver more than 100000 new units per quarter nationwide from mid2017 to mid2018 up from 80000 over the past year and the market is on track to deliver over 250000 new units in Reis top 82 markets in 2017. This marks the highest level of newsupply growth since the late 1980s.

The number of renter households in the U.S. increased by 19.2% between 2005 and 2016 from under 37 million to nearly 45 million. During the same period the number of owner households increased by 0.9% from 74 million to 75 million. Despite millennial movement into homeownership Apartment List predicts the overall number of renter households will continue to grow.

Acquisition of Properties

The Company will invest directly in multifamily investment properties located in the United States. Specifically the Manager will search for multifamily real estate in stable and growth markets in Florida Georgia North Carolina
South
 Carolina and Texas. Stable and growth market characteristics include job and household formation growth resulting in rising occupancy levels and rising rents. Numerous other factors contribute to the market determination process including but not limited to population growth valuation trends occupancy trends demographic composition economic conditions and supply trends.

The Company intends to employ a rigorous underwriting process including proper due diligence market valuation studies and total return analyses. The
Company plans to primarily invest in properties with strong cash flow which are stable with opportunities to immediately improve property value post acquisition. The Company intends to also work to improve the net operating income of each investment by improving revenue and operating margins thereby raising property value.

The Manager will acquire properties with cash flow at the time of acquisition.
 Upon acquisition the Manager intends to provide strategic physical and operational improvements to maximize investment return but these enhancements should function as yield improvements and are not necessary to the safe performance of the investment. In this way the Company effectively reduces risk and improves performance by assuring that each individual investment has multiple forces working to augment cash flow and property value.



Identifying Properties for Purchase

The Manager will use its extensive network and highly specialized criteria for identifying quantifying and qualifying investment opportunities.

The Manager intends to saturate its extensive relationships and network in each identified market to identify the very best opportunities. The Manager has established and maintained a comprehensive network of developers banks brokers and other financial institutions which allow a strong market presence in target markets and robust market intelligence strengthening our ability to identify properties within the Companys criteria often before entering into a market. This local knowledge and network of professional with deep knowledge of our target asset classes we feel gives the
Company a competitive and strategic advantage.

The Managers goal is to identify the right property in the right market and potentially acquire it before it even hits the general market.

PostPurchase Strategies

The Manager intends that the properties will be held for the duration of the Company until the property is refinanced or sold. The Company intends to operate for ten (10) years.

The Company intends to hold properties with the intention of increasing values prior to sale of the property. The Company intends to use thirdparty management to cure inefficiencies in the management cure deferred maintenance and deploy strategic capital upgrades aimed increasing income and enhancing investor returns. The increase in cashflow should result in an increase in value so that the Company may sell or refinance the property for a profit at its proposed exit time of ten (10) years.

The Company does not intend to take on projects that require extensive construction or rehab but rather properties that will cash flow immediately. The
Company will look to maximizing cash flow until sale refinance or other disposition. The Company will also analyze market conditions and support the investment with multiple exit strategies to optimally exit each investment.

Due Diligence & Financing

When the Company identifies a location or a potential property it will secure the necessary financing sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including site inspection reviewing all leases income and expenses as well as securing a first mortgage on the property. After the due diligence process has been completed the Company will determine whether the property is suitable or not.

If property is not suitable the Company will cancel the contract and look for the next opportunity. If the property is suitable it will proceed to close typically within 45 to 60 days.


 Joint Venture Partners

The Company may acquire Properties or other real estate related investments from or invest coinvest joint venture or participate with affiliates of our Manager or other real estate developers and investors as determined by the Manager in its sole discretion. The purchase price of any Property or real estate related investment acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a thirdparty appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

The Manager has relationships with real estate entrepreneurs (sponsors) with whom it may in some limited circumstances seek to coinvest joint venture or otherwise participate in certain investments that either the Company identifies or the sponsor identifies. In the event of such coinvestments or participation including transactions with affiliates the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company.

However in some instances these sponsors may require a right to receive a priority or paripassu of return. In such event the Manager will have the discretion to decide if the projected returns to the Company after risk adjusting for such priority warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors separate promote structures may be established between the Manager and the coinvestor or participant which may directly benefit the Manager or an affiliate of the Manager separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager or by the coinvestors and participants and not from
 Company funds or its Manager.

In some circumstances the Manager may elect to coinvest with a third party that the Manager also controls or has some control. The Company will
 take the same approach with a thirdparty as if entering into the transaction with a sponsor as discussed above.

We expect to use the net proceeds from this offering for ongoing legal accounting and professional fees and working capital and to finance costs associated with acquiring commercial real estate such as market appraisals title and recording fees broker fees if any legal fees and closing costs which in the aggregate typically amount to 1% to 3% of the purchase price of the property acquired with an average of 2%. However we currently have no real estate acquisitions contemplated. Accordingly it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

Financing Strategy

Once the proceeds of this Offering have been fully invested the Company expects our debt financing will be in the range of approximately 60% to
 80% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

In addition debt financing may be used from time to time for property improvements lease inducements tenant improvements and other working capital needs including the payment of distributions. Additionally the amount of debt placed on an individual property or related to a particular investment including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests may be less than 60% or more than 80% of the value of such property/investment or the value of the assets owned by such entity depending on market conditions and other factors.

The Company intends to limit borrowing to no more than 80% of the value of Company assets.

Exit Strategies

The Manage intends to operate the Company for up to ten (10) years. The Manager may employ multiple exit strategies including but not limited to

1. Sale of Properties. If the market allows for a successful sale of the properties to third parties or to Affiliate of the Manager so that the Members may realize appreciation the Company will look to sell all of the properties owned by the Company to such thirdparty or Affiliates of the Manager.

2. Refinance the Properties and hold. The Manager expects the Properties owned by the Partnership will have leverage not to exceed a 80% loantovalue
(LTV) ratio. If the then appraised values of the Properties show all Members may receive a) their return of capital and b) realized appreciation on the properties the Company may elect to refinance the properties and return capital and any remaining appreciation.

3. Sale to a Public Real Estate Investment Trust. The Manager may find that the properties are attractive purchases for certain public Real Estate
 Investment Trusts. The Manager may elect to a) sell the properties outright to the individual trust b) sell the properties to the real estate investment trust in exchange for equity in the trust (stock) and cash (depending on the appreciation value) or c) create its own real estate investment trust to their Interests the Members may be able to sell their shares on the public exchange of which the public real estate investment trust is traded so long as it is traded.


4. Bulk Sale to an Institution. The Company may find an institution is interested is interested in purchasing all of the Companys properties. The Manager may elect to take such an option even at a discount to insure that all properties are sold in a timely fashion and so long as it is in the best interest of the Company.

The Company will make a decision regarding the appropriate exit strategy at the time in accordance with market conditions.

Geographic Scope

The Company will not limit itself geographically however it intends to invest initially in the following states Florida Georgia North

 Carolina South Carolina Tennessee and Texas. The Company will search multifamily and commercial properties that it may purchase at a discount to market value. The Company may acquire properties at market value where it believes that the property represents longterm or strategic value. The
 Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience contacts and industry knowledge of the Companys Manager. See MANAGER EXECUTIVE
 OFFICERS PROMOTERS AND CONTROL PERSONS for a discussion of the Managers real estate experience.

Milestones

We hope to reach the following milestones in the next 12 months

 January 2024 Complete our Form 1A qualification statement. January 2024 Begin fundraising.
 April 2024 Reach minimum raise requirement of $1000000 search for properties to purchase.
 Fall 2024  Purchase first property.
 Fall 2024 to Fall 2025 continue to fund raise and purchase properties January 2025 be fully funded and be fully invested.

Acquisition will depend highly on our funds the availability of those funds availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further we may be at a disadvantage to our competition who may have greater capital resources than we do specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.
 TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser.
 Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as capital assets (generally property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investors individual circumstances and this discussion does not purport to address federal income tax consequences applicable to all categories of investors some of whom may be subject to special or other treatment under the tax laws (including without limitation insurance companies qualified pension plans taxexempt organizations financial institutions or brokerdealers traders in securities that elect to mark to market Members owning capital stock as part of a straddle hedge or conversion transaction domestic corporations S corporations REITs or regulated investment companies trusts and estates persons who are not citizens or residents of the United States persons who hold their interests in the Company through a company or other entity that is a passthrough entity for
U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further this discussion does not address all of the foreign state local or other tax laws that may be applicable to the Company or its partners.

Prospective investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code the Treasury Regulations (the Treasury Regulations) promulgated thereunder (including temporary and proposed Treasury Regulations) the legislative history of the IRS Code current administrative interpretations and practices of the Internal Revenue Service (IRS) and judicial decisions all as in effect on the date of this offering circular and all of which are under continuing review by Congress the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal state or local income tax matters discussed herein and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently no assurance is
 provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS NONU.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS AND SUCH
 INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a Partnership for federal income tax purposes rather than as an association taxable as a corporation. For federal income tax purposes a partnership is not an entity subject to tax but rather a conduit through which all items of partnership income gain loss deduction and credit are passed through to its partners. Thus income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partners tax basis in his interest in the Company.
 In general an unincorporated entity formed under the laws of a state in the United States with at least two members such as the Company will be treated as a partnership for federal income tax purposes provided that (i) it is not a publicly traded partnership under Section 7704 of the IRS
Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the socalled check the box regulations relating to entity classification. The Company is not currently a publicly traded partnership within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code a partnership that meets the definition of a publicly traded partnership may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes the Company would be a separate taxa ble entity subject to corporate income tax and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e. as dividend income to the extent of the current and accumulated earnings and profits of the Company as a nontaxable reduction of basis to the extent of the partners adjusted tax basis in his interests in the Company and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the aftertax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market or
(b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular interests in the Company (i) will not be traded on an established securities market and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The
 Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income Gains Losses Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement.
 In general Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the qualified income offset provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code a Companys allocations will generally be respected for federal income tax purposes if they have substantial economic effect or are otherwise in accordance with the members interests in the partnership. The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b) and the Operating
Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income gain loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partners interest in the partnership. As a result although the Operating
Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b) the Manager anticipates that the Companys allocations would generally be respected as being in accordance with the Members interest in the Company. However if the IRS were to determine that the Companys allocations did not have substantial economic effect or were not otherwise in accordance with the Members interests in the Company then the taxable income gain loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Members share of the Companys losses or deductions during any particular year is subject to numerous limitations including the basis limitation the atrisk limitation the passive activity loss limitation and the limitation on the deduction of investment interest.
Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules a Member is allowed to deduct its allocable share of the Companys losses (if any) only to the extent of such Members adjusted tax basis in its interests in the Company at the end of the Companys taxable year in which the losses occur.

AtRisk Limitation. In the case of a Member that is an individual trust or certain type of corporation the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the atrisk provisions of the IRS Code. For this purpose a Member who acquires a Company interest pursuant to the Offering generally will have an initial atrisk amount with respect to the Companys activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company.
 This initial atrisk amount will be increased by the Members allocable share of the Companys income and gains and decreased by their share of the
 Companys losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company whether recourse or nonrecourse generally will not increase a Members amount atrisk with respect to the Company. Any losses or deductions that may not be deducted by reason of the atrisk limitation may be carried forward and deducted in later taxable years to the extent that the Members atrisk amount is increased in such later years (subject to application of the other loss limitations). Generally the atrisk limitation is to be applied on an activitybyactivity basis. If the amount for which a Member is considered to be atrisk with respect to the activities of the Company is reduced below zero (e.g. by distributions) the Member will be required to recognize gross income to the extent that their atrisk amount is reduced below zero.


 Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities such activities will be treated as passive activities in respect of any Member to whom Section 469 of the IRS Code applies (individuals estates trusts personal service corporations and with modifications certain closelyheld C corporations) and subject to the discussion below regarding portfolio income the income and losses in respect of those activities will be passive activity income and passive activity losses. Under Section 469 of the IRS Code a taxpayers losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However if a taxpayer has a net loss from all passive activities such taxpayer generally may not use such net loss to offset other types of income such as wage and other earned income or portfolio income (e.g. interest dividends and certain other investment type income).
Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayers entire interest in the activity is disposed of in a fully taxable transaction.

NonBusiness Interest Limitation. Generally a noncorporate taxpayer may deduct investment interest only to the extent of such taxpayers net investment income. Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a noncorporate taxpayer subject to an annual deduction limitation of $3000.
A noncorporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income gains losses deductions and credits whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses if any to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred.
The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal state and local tax returns. The Company's informationa tax returns will be prepared by a tax professional selected by the Manager.


SUMMARY OF OPERATING AGREEMENT

The Operating Agreement in the form attached hereto as Exhibit 2. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager as well as other important terms and provisions relating to investment in the Company. A prospective Member is urged to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances until the balance of each Capital Account equals zero. Thereafter all losses shall be allocated in accordance to each Members respective Percentage Interest in the Company giving consideration to their respective ownership period. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits.
Thereafter Profits shall be allocated shall be allocated 65% to the Class A Members (in proportion to their respective Percentage Interests) and 35% to the Class B Interests which are held by the Manager. In all cases consideration will be given to their respective ownership period.

Operating Cash Distributions

The Company will make Distributions monthly out of available cash flow from operations equal to the total cash gross receipts of the Company during the month (i) derived from all sources (other than capital contributions and capital transactions) together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute or the sale refinancing or disposition of investments as determined by the Manager net of disbursements and less the operating expenses of the Company paid during such period (including but not limited to present and anticipated debts and obligations capital needs and expenses the payment of any management or administrative fees and expenses including without limitation the Asset Management Fee Asset Acquisition Fee or Asset
Disposition Fee and reasonable reserves for contingencies) and any increases or replacements in reserves (other than from Capital Contributions) during such period (Distributable Cash).

The Manager will make distributions of Distributable Cash as follows (a) to Class A Members 65% of Distributable Cash and (b) 35% to the Class B Members which are held by the Manager payable monthly.

Inkind Distributions. The Manager will generally not cause the Company to make inkind distributions provided however that publicly traded securities (or interests convertible into such securities) may be distributed from time to time if in the good faith discretion of the Manager such a distribution will result in a greater return for the Members.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will only have the following rights

Votes Requiring Unanimous Approval of All Members

Unanimous consent of all Members is required for any of the following matters


	To authorize an act that is not in the ordinary course of the business of the Company and
	To amend the Certificate of Formation or make substantive amendments to the Operating Agreement.

Votes Requiring Approval of 75% of the All Members Interests other than the
 Manager

Consent of the Members holding the seventy five percent (75%) of the Class A and Class B Interests (other than the Manager) must affirmatively vote to approve any of the following actions

	To issue a Notice to Perform to the Manager (as defined in the Operating Agreement) and
	To remove the Manager for Good Cause (see below.)

Votes Requiring Approval of a Majority of Interests of all Members

A vote of a Majority of Interests of all Members is required to

	Fill a vacancy after the Manager has resigned or been removed
	Admit an Additional Member to the Company from the sale of Additional
 Units and
	Appoint a new partnership representative.

Removal of Manager for Cause

All Class A and Class B Members (other than the Manager who collectively own seventy five percent (75%) or more of the Interests (the requisite Interests)) shall issue a Notice to Perform to the Manager in accordance with the notice provision in Article 15.1 of the Operating Agreement. The
Notice to Perform shall describe the matters of concern to the Members and shall give the Manager up to sixty (60) days to correct the matter of concern to the satisfaction of the voting Members. If the Manager fails to respond to the concerns or demands contained in such Notice to Perform then

The Manager may be immediately removed temporarily or permanently for Good Cause determined by (a) a vote of the requisite Members described above or (b) by an arbitrator or judge per Article 13.5.4 of the Operating
 Agreement. Note however that removal of the Manager may require approval of a lender or substitution of a loan guarantor if any loan was conditioned on the qualifications of the Manager.

Reasons for Removal Good Cause Defined

The previous Manager must serve until a new Manager is hired or elected. The
 Class A Members hereby agree that any right of removal shall be exercised only in good faith. Good Cause shall include only the following as determined by a vote of the requisite Interests

	Any of the acts described in the Operating Agreement Article 6.10 A breach of a Managers duties or authority hereunder
	Willful or wanton misconduct
	Fraud
	Bad faith

	Disappearance wherein the Manager (or each of the members of the Manager)
 fail to return phone calls and/or written correspondence (including email) for more than thirty days (30) without prior notice of an anticipated absence or failure to provide the Members with new contact information
	Issuance of a legal charging order and/or judgment by any judgment creditor against the Managers Interest in Cash Distributions or Fees from the Company
	A finding by a court of law or arbitrator that the Manager committed any of the acts described in Article 6.10 of the Operating Agreement for which the Manager is specifically not indemnified by the Company or
	The Manager becomes subject to a disqualifying event at any time during operation of the Company.

Death Disability Incompetency or Bankruptcy of a Member

In the event of the death disability incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt the Member shall have the right to transfer his/her/its interests so long as such transfer is not to a minor.

Limits on Managers Liability Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys fees costs of investigation fines judgments and amounts paid in settlement actually and reasonably incurred by the Manager in connection with such action suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions except that expenses incurred by the Manager with respect to claims for fraud breach of fiduciary duty gross negligence bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers Members affiliates employees attorneys consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

Parallel Funds Special Purpose Entities and CoInvestment Opportunities

The Manager may in its discretion and to the extent permitted by applicable law create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in the portfolio companies of the Company (Parallel Fund). It is the intention of the Manager that the Manager of the Company will also act as the Manager of the Parallel Fund provided however if such an arrangement were to become prohibited or result in a conflict of interest a separate Manager will be established. The Parallel Fund will contain the similar economic terms rights restrictions and obligations for its investors as are applicable to Members in the Company.

Where the Manager deems it appropriate the Company may use special purpose entities as subsidiaries including corporations limited liability companies and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations limited liability companies limited partnerships joint ventures (both with thirdparties and affiliates of the Manager) or other arrangements in which the Fund has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

To the extent that the Manager determines that any Company investment requires coinvestment by third parties the Manager may offer but is not required to offer to the Manager and all Members the opportunity to coinvest on a sideby side basis with the Fund and the Parallel Fund in such investment. The Manager shall have the right in its sole discretion to accept all none or any portion of such Member's capital for such coinvestment opportunity and may offer all or any portion of such coinvestment opportunity to any third parties and the terms offered to such third parties may be different than the coinvestment terms offered to electing
 Members.

Other Activities of Manager Affiliates

The Manager need not devote its full time to the Companys business but shall devote such time as the Manager in its discretion deems necessary to manage the Companys affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement the Manager at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description independently or with others including ventures in competition with the Company with no obligation to offer to the Company or any Member the right to participate therein The Company may transact business with any Manager Member officer agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign his her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwise consented to by the Manager the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Managers consenting to any assignment the Member must pay all reasonable expenses including accounting and attorneys fees incurred by the Company in connection with the assignment.

Dissolution of the Company Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events (i) the happening of any other event that makes it unlawful impossible or impractical to carry on the business of the Company (ii)
 once all of the assets of the Company are disposed of.

Power of Attorney

By becoming a party to the Operating Agreement each Member will appoint the Manager as his or her attorneyinfact and empower and authorize the Manager to make execute acknowledge publish and file on behalf of the Member in all necessary or appropriate places such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm in the discretion of the Manager to audit the Companys financial statements as of the end of each fiscal year. As soon as practicable after the end of such fiscal year but in no event later than 120 days
after the end of such fiscal year the Manager shall provide to each Member (i) audited financial statements of the Company as of the end of and for
 such fiscal year including a Statement of Assets Liabilities and Members Equity and Statement of Operations together with the thereon of the
 Companys independent certified public accountant or accounting firm
 (ii) a statement of Properties of the Company including the cost of such
Properties. No later than March 31st of each year the Company will provide (i) a Schedule K1 for such Member with respect to such fiscal year prepared in accordance with the IRS Code together with corresponding forms for state income tax purposes setting forth such Members distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Members Capital Account at the end of such fiscal year and
 (ii) such other financial information and documents respecting the Company and its business as the Manager deems appropriate or as a Member may reasonably require and request in writing to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each semiannual period but in no event later than 90 days following the end of each such period the Manager shall prepare and email mail or make available on its secure website portal to each Member (i) the Companys unaudited financial statements as of the end of such fiscal semiannual and for the portion of the fiscal year then ended (ii) a statement of the properties of the
 Company including the cost of all properties and (iii) a report reviewing the Companys activities and business strategies for such period. The
Manager shall cause the Company reports to be prepared in accordance with GAAP.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business however at this point in time we are currently not involved
in any litigation nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company.
 This offering is a selfunderwritten offering which means that it does not involve the participation of an underwriter to market distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the maximum amount of the Class A Interests the price per Interest value will be $1000 per Interest for a total of $150000000.

If the minimum amount of the Class A Interests the price per Interest value will be $1.000 per Interest for a total of $1000000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Title of Class	 	Name of
Beneficial Owner	 	Percent
Before
Offering	 	 	Percent
After
Offering
Class B Interests	 	NRS II Capital LLC	 	 	100	%	 	 	100	%
Class A Interests	 	NRS II Capital LLC	 	 	0	%	 	 	0	%
 	 	TOTAL	 	 	100	%	 	 	100	%

Nitin R. Singh our Chief Executive Officer has dispositive control over the Class B Interests that are owned by our Manager NRS II Capital LLC. No entity or Member currently owns any Class A Interests in the Company. Class
 A Interests are being sold through this Offering. Upon sale the Class A Interests will maintain a 65% interest in the Company overall and Class B Interests will maintain a 35% interest in the Company overall. Class B Interests were issued at formation for no consideration.

Beneficial ownership means the sole or shared power to vote or to direct the voting of a security or the sole or shared investment power with respect to a security (i.e. the power to dispose of or to direct the disposition of a security). In addition for purposes of this table a person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days from the date of this Offering.

MANAGER EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows

Name	 	Age	 	Title

Nitin R Singh	 	36	 	Chief Executive Officer and President


Duties Responsibilities and Experience

Mr. Singh is the sole decision maker of NRS II Capital LLC which is the
 Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct manage and control the
 Company to the best of its ability and shall have full and complete authority power and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The right s and duties of the Manager is described in the Operating Agreement.

The principal of the Manager is as follows

Nitin R Singh
President and Chief Executive Officer
Nitin R Singh is the Founder of NRS II Capital LLC the Funds Manager and NRS Real Estate Acquisitions LLC the Managers acquisition arm. He is a 15 year veteran of the real estate industry and currently serves as the founder and CEO of the NRS II Capital. Nitin is a multifamily owner fund manager and syndicator who specializes in medium sized apartment communities in the Southeast. Since 2023 he is raising funds for NRS Equity Fund
I in amount totaling $500000000 with each minimum investment at
 $10000000. He is a limited investor with over 12000+ units. Nitin entered
Real
 industry over 15 years ago where he started his career investing in single family residential properties and excelled to become top performer at his workplace. Nitin brings unique understanding of the industry and its constantly changing risk and analysis to the table. With his comprehensive knowledge he has been able to execute through many complex transactions for the ownership across the U.S. He has built relationships with over 50+ commercial banks where he directly communicates with Credit Officers and Top Tier individuals within the banking industry. He has spearheaded NRS II
Capitals expansion from New York to across the States such as Florida Texas and Nevada.


The Class B Interests were issued at formation as founders interest for no consideration. Currently the Manager holds 100% of the members equity of the Company. Upon issuance of the minimum Offering amount the Managers Class B Interest will be a 35% profits interest and is subordinate to the Class
 A Interest.

The Manager will only request reimbursement of organizational and offering expenses once the Company has raised more than $1million and will limit such reimbursement to $100000 should only $1million be raised.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager received Class B Interests at formation for no consideration.

Transfer Agent

We intend to enlist the services of Computer Share as our transfer agent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager.
 Office services are provided without charge by the Companys Manager. Such costs are immaterial to the financial statements and accordingly have not been reflected.

We have issued 100% of the Class B Interests at formation to our Manager for no consideration. The Manager is controlled by Nitin R. Singh.
 Nitin R. Singh is the managing member of the Manager. The approximate value of the Class B Interests at the time of this Offering is approximately
$1000. The Manager shall receive the following fees and compensation


Phase of Operation	 	Basis for Fee	 	Amount of Fee

Acquisition Fee	 	Fees charged to the Company as Properties are acquired
	 	1.0% of the purchase price of the individual property. These fees are difficult to determine at this time.

Disposition Fee	 	Fees charged to the Company as Properties are disposed of
	 	1.0% of the sales price of the individual property.

These fees are difficult to determine at this time.

Asset Management Fee	 	Fees charged to the Company for management of its
investments
	 	1.0% of the total amount of the Contributed Capital of all the Class
 A Members
 annualized paid monthly. The total amount of fees that the Manager may receive cannot
 be
determined at this time. This fee may be paid monthly.


Carried Interest	 	Class B Interest	 	35% profits interest and
35% of Distributable Cash


PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is NRS II Capital LLC and the principal owner and manager of the Manager is Nitin R Singh.

From 2023 to the present Nitin R Singh as the sole principal of the Manager NRS II Capital LLC and its acquisition arm NRS Real Estate Acquisitions
 LLC. Mr. Singh has managed or purchased apartment communities in New York Texas an Florida.

Four of the communities purchased by Mr. Singh and his team were acquired with the proceeds of three private offerings of securities made exclusively to
 Accredited Investors as defined under Rule 501 of Regulation D under the Securities Act. The offerings were conducted under Rule 506(c) of Regulation D
We refer to each of these securities offerings and the properties they included as a Project. As of Nov 3 2023 none of the Projects were sold or transferred.

All of these Projects were demined to be similar in nature in that they raised funds from private equity offerings exempt from registration pursuant to
the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring incomeproducing multifamily real estate assets as longterm investments for eventual sale. In addition each of the Projects also has investment objectives that are similar to the investment objectives of the Company.

Because of these similarities investors who are considering purchasing Class
 A Interests from the Company might find it useful to review information about the Projects. Of course prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any Project that would be material to purchasers of the Companys
 Class A Interests.

STRATEGY AND RESULTS

As described at length in Investment Strategy section the strategy of our Manager on the behalf of the Company is to

 	1)	Identify Class A and Class B multifamily apartment
 communities in quality locations in the Companys target markets where the Company
can add significant value through handson management and/or appreciation potential
 	2)	Buy those communities at belowmarket prices or at market
prices where there is sufficient upside potential to obtain abovemarket returns over the long term
 	3)	Make physical alterations and other improvements to those
communities where the Company can achieve significant benefit with minimal capital outlay and
 	4)	Through thirdparty management increase the rents to increase the overall value of the property.

Net Operating Income	 	We calculate net operating income using the
industrystandard definition i.e. the gross income from the property minus operating expenses. The gross income from a property means primarily rental income but where applicable also includes other income items such as parking fees and income from operating vending machines and laundry facilities. Operating expenses include all of the expenses required to operate the property such as insurance property management fees utilities property taxes repairs and janitorial fees. Net operating income does not reflect debt service payments (principal and interest) capital expenditures or depreciation and amortization.

Cash On Cash Distribution	 	We calculate cash on cash distribution
 by dividing the distributions paid by the total equity invested. For example suppose a property were purchased for $100 using $80 of debt and $20 of equity and the property paid a distribution of $2 for a given year.
The cash on cash distribution for that year would be 10% $2 divided by $20.

IRR	 	Internal rate of return is a financial concept that measures the overall return from an investment taking into account all the money invested and all the money returned as well as the timing of each contribution and distribution.

As of the filing date no Projects have been sold.

CAUTION PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT
 OUR SPONSOR HAS BEEN SUCCESSFUL WITH THESE PROGRAMS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

Prior Performance Tables

The Manager of the Company is NRS II Capital LLC and the principal owner and manager of the Manager is Nitin R Singh.

Prior Performance Tables


We are providing a number of tables that illustrate the results of the Projects

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed
within the last three years.	Provides information concerning the
offerings
 themselves including how the offering proceeds were deployed.
II. Compensation to Sponsor	Other Projects from which the Sponsor
received compensation during the last three years.	Describes all
compensation
 paid to the sponsor within the last three years whether in the form of management fees
III. Operating Results	Projects the offering of which closed within the
 last five years.	Sets forth the annual operating results of the Projects
included.
IV. Completed Projects	Projects completed (no longer own properties) within the
 last five years.	Summarizes the results of the Projects included including
 the return to Project investors.
V. Sales of Property	All Projects that have sold property within the
 last three years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last
 three years.	Summarizes each property purchase including number of units
 purchase price and financing.

Because of the similarities between the Projects and the Company investors who are considering purchasing Class A Interests from the Company might find it useful to review these tables. However prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT
THAT OUR MANAGER HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

The prior performance tables reflect properties whos managing member is both the Manager and/or Nitin R Singh . Our Manager NRS II Capital LLC was formed in 2023 by Nitin R Singh. Over time the assets owned by the various entities and managed by the Manager or Nitin R. Singh will be sold.

LIMITATIONS OF LIABILITY

As permitted by Delaware law our Operating Agreement provides

 		we will indemnify our Manager to the fullest extent permitted by law

 		we may indemnify our other employees and other agents to the same extent that we indemnify our Manager and

 		we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent provided however that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis or had or is to receive in connection with the Offering a substantial interest direct or indirect in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter managing or principal underwriter voting trustee director officer or employee.

At this time contract for legal services is being procured.





NRS Equity Fund I LLC
A Delaware Limited Liability Company
Financial Statements and Independent Auditors Report

	 	Page

INDEPENDENT AUDITORS REPORT
 	F2

FINANCIAL STATEMENTS FOR THE PERIOD FROM MAY 4 2018 (INCEPTION) TO MAY
31 2018

Statement of Assets Liabilities and Members Capital
 	F3

Statement of Operations
 	F4

Statement of Changes in Members Equity
 	F5

Statement of Cash Flows
 	F6

Notes to Financial Statements
 	F7


NRS EQUITY FUND I LLC
Statement of Assets Liabilities and Members Equity
As of November 3 2023

ASSETS
Deferred offering costs	 	$	12000

TOTAL ASSETS	 	$	12000

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Related party advance	 	$	12000
Total Liabilities	 	 	12000

Members' Equity

TOTAL LIABILITIES AND MEMBERS' EQUITY	 	$	12000

See accompanying notes which are an integral part of these financial statements

NRS EQUITY FUND I LLC
STATEMENT OF OPERATIONS
For the period from October 12 2023 (inception) to November 3 2023

Net revenues	 	$

Net operating expenses

Net Income	 	$

See accompanying notes which are an integral part of these financial statements


NRS EQUITY FUND I LLC
STATEMENT OF CHANGES IN MEMBERS EQUITY
For the period from October 12 2023 (inception) to November 3 2023

 	 	Total Members' Equity

Balance at Oct 12 2023 (inception)	 	$
Net Income
Balance at Nov 3 2023	 	$

See accompanying notes which are an integral part of these financial statements

NRS EQUITY FUND I LLC
STATEMENT OF CASH FLOWS
For the period from October 12 2023 (inception) to November 3 2023


Cash Flows from Operating Activities
Net Income	 	$
Adjustments to reconcile net income to net cash used in operating activities
Net Cash Used in Operating Activities
Net Change in Cash at Nov 3 2023	 	$

Supplemental Disclosure of NonCash Activity
Deferred offering costs reimbursable to Managing Member	 	$	12000


 NRS EQUITY FUND I LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 12 2023 (inception) to November 3 2023

NOTE 1 NATURE OF OPERATIONS

NRS Equity Fund I LLC (the Company) is a limited liability company organized
 Oct
 12 2023 under the laws of Delaware. The Company was organized to invest primarily in income generating real estate within the multifamily or commercial real estate segment. The Company is located in Yonkers New York. The Company was formed to raise up to $150 million under Regulation A Plus from a wide range of individual and institutional investors with a primary focus on individual nonaccredited investors to acquire multifamily and commercial real estate. The fundraising activity will be primarily done through NRS II Capital LLCs (the Managing Member) online platform.

As of Nov 3 2023 the Company has not commenced planned principal operations nor generated revenue. The Companys activities since inception have consisted of formation activities and preparations for capital raising.
Once the Company commences its planned principal operations it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties including failing to secure funding to operationalize the Companys planned operations or failing to profitably operate the business.

The Companys investment period will commence on the date of the initial closing and expires on the third anniversary of the final closing unless terminated sooner. The Company is not registered as an Investment Company Act of 1940 as amended.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared under accounting principles generally accepted in the United States of America (GAAP) for investment companies. The Company is an investment company that follows the specialized accounting and reporting guidance of FASB Accounting Standards
Codification Topic 946 Financial Services Investment Companies. The
Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of
revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Companys cash and
 cash equivalents in bank deposit accounts at times may exceed federally insured limits.

Real Estate Investments

Investments in real estate are carried at fair value. Costs to acquire real estate investments are capitalized as a component of investment cost. The fair values of real estate investments are estimated based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Investments without a public market are valued based on assumptions made and valuation techniques used by the Managing Member. Such valuation techniques include discounted cash flow analysis prevailing market capitalization rates or earnings multiples applied to earnings from the investment analysis of recent comparable sales transactions recent comparable sales transactions actual sale negotiations and bona fide purchase offers received from third parties consideration of the amount that currently would be required to replace the asset as well as independent external appraisals. In general the Managing
 Member considers multiple valuation techniques when measuring the fair value of a real estate investment. However in certain circumstances a single valuation technique may be appropriate.





 NRS EQUITY FUND I LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 12 2023 (inception) to November 3 2023


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Real Estate Investments (continued)

The fair value of real estate investments does not reflect the Companys transaction sale costs which may be incurred upon disposition of the real estate investments. Such costs are estimated to approximate 2% 3% of gross property fair value. The Company also reflects its real estate equity investments net of investment level financing. Valuation adjustments attributable to underlying financing arrangements are considered in the real estate equity valuation.

The Company may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition there continues to be significant disruptions in the global capital credit and real estate
markets. These disruptions have led to among other things a significant decline in the volume of transaction activity in the fair value of many real estate and real estate related investments and a significant contraction in shortterm and longterm debt and equity funding sources. This contraction in capital includes sources that the Company may depend on to finance certain of its investments. These market developments have had a significant adverse impact on the Companys liquidity position results of operations and financial condition and may continue to adversely impact the Company if market conditions continue to deteriorate. The decline in liquidity and prices of real estate and real estate related investments as well as the availability of observable transaction data and inputs may have made it more difficult to determine the fair value of such investments. As a result amounts ultimately realized by the Company from real estate investments sold may differ from the fair values presented and the differences could be material.

Fair Value Measurement

Financial Accounting Standards Board (FASB) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities
(Level 1 measurement) and the lowest priority to unobservable inputs (Level
 3 measurement). The three levels of the fair value hierarchy are as follows

Level 1  Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchangetraded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly (e.g. quoted prices of similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active).


Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.


 NRS EQUITY FUND I LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 12 2023 (inception) to November 3 2023


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurement (continued)


The investments in real estate will fall into Level 3 category therefore fairvalue estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the reporting date.

Investments in Real Estate Transactions

Purchases and sales of real estate investments are recorded on a transaction basis. Distributions from the real estate investment are first applied to the cost of the investment until the total cost has been recovered after which point any further distributions are recorded as realized gains. Further realized gains and losses on real estate investment transactions will be recognized upon the sale of the investment. Changes in unrealized gains and losses are included in the results of operations.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting
 Standards Codification (ASC) 720 organizational costs including accounting fees legal fees and costs of incorporation are expensed as incurred.

Risks and Uncertainties

The Company has no operating history and has not generated revenue from operations. The Companys business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local state and federal governmental policy decisions. A host of factors beyond the Companys control could cause fluctuations in these conditions including but not limited to its ability to raise sufficient funds from investors to acquire multifamily and commercial real estate the availability of suitable real estate properties to acquire and changes to Regulation
 A Plus. Adverse developments in these general business and economic conditions could have a material adverse effect on the Companys financial conditions and the results of operations.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 34010S991 and
 SEC Staff Accounting Bulletin (SAB) Topic 5A Expenses of Offering. Deferred offering costs consist principally of accounting and legal fees incurred in connection with an offering the Company intends to commence during 2018 under Regulation A. Prior to the completion of the offering these costs are capitalized as deferred offering costs on the Statement of Assets Liabilities and Members Equity. The deferred offering costs will be charged to members equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $12000 are capitalized to the Statement of Assets Liabilities and Members Equity as of Nov 3 2023.





 NRS EQUITY FUND I LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 12 2023 (inception) to November 3 2023


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company is a limited liability company. Accordingly under the Internal
 Revenue Code all taxable income or loss flows through to its members. Therefore no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprises financial statements which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized a tax position must be morelikelythannot to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition classification interest and penalties accounting in interim periods disclosure and transition. Based on the Companys evaluation it has been concluded that there are no significant uncertain tax positions requiring The Company may in the future become subject to federal state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3 MEMBERS EQUITY

The Managing Member holds 100% of the members equity of the Company as of Nov 3 2023. The Class B Interests were issued at formation as founders interests for no consideration.

The Company is offering 150000 Class A Interests at $1000 per Interest through a Tier II offering pursuant to Regulation A under the Securities Act also known as Reg A+ and it intends to sell the Interests directly to investors and not through registered brokerdealers who are paid commission. The minimum investment is $250000. The maximum amount to be raised in the offering is $150 million. The Investors who contribute capital to the Company shall upon acceptance by the Managing Member of their Subscriptions become a Class A Members in the Company. The Capital Contributions of the Class A Members shall result in sixtyfive (65%) of the total interests in the
Company.

The Managing Members Class B Interest will be a 35% profits interest and is subordinate to the Class A Interest.

Losses for any fiscal year shall be allocated among the Members in proportion to their positive capital account balances until the balance of each capital account equals zero. Thereafter all losses shall be allocated in accordance to each Members respective Percentage Interest in the Company giving consideration to their respective ownership period. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by
 Profits. Thereafter Profits shall be allocated in accordance with actual distributions of Distributable Cash and shall be allocated 65% to the Class
A Members (in proportion to their respective Percentage Interests) and 35% to the Class B Interests. In all cases giving consideration to their respective ownership period.

In accordance with the operating agreement distributions will be allocated
 65% to the Class A Members and 35% to the Class B Members.


NRS EQUITY FUND I LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 12 2023 (inception) to November 3 2023


NOTE 4 RELATED PARTY TRANSACTIONS

The Company has engaged the Managing Member to manage the Company under a management agreement. The Company is subject to the following fees under this agreement

Reimbursement of Organization and Offering

The Companys Managing Member and its affiliates will be reimbursed for actual organizational and offering expenses incurred. Organization and offering expenses consist of the actual legal accounting printing marketing advertising filing fees any transfer agent costs and other accountable offeringrelated expenses. The Managing Member will only request reimbursement once the Company has raised more than $1million and will limit such reimbursements to $100000 should only $1 million be raised.

Deferred offering costs from inception to Nov 3 2023 of $12000 were incurred by a related party on the Companys behalf and are shown as a related party advance on the Statement of Assets Liabilities and Members Equity. This
related party advance is unsecured interestfree and repayable on demand.

Acquisition Fee

For each real estate investment the Company will pay its Managing Member or its designated affiliate 1% of the investments fixed asset purchase price. This fee will be paid at the discretion of the Managing Member but no later than the liquidation of the real estate investment.

Disposition Fee

For each real estate investment the Company will pay its Managing Member or its designated affiliate 1% of the investments sale price. This fee will be paid at the disposition of the investments real estate.

Asset Management Fee

The Company will pay the Managing Member an Asset Management Fee totaling 1% of the Contributed Capital as of the end of each prior month. The amount of Contributed Capital will only be reduced for the return of capital to Members from the liquidation and disposition from the sale of one of the Companys assets. This fee will be payable monthly.











NRS EQUITY FUND I LLC
NOTES TO FINANCIAL STATEMENTS
For the period October 12 2023 (inception) to November 3 2023


NOTE 5 FINANCIAL RISKS AND UNCERTAINTIES

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments including inability to sell investments quickly or close to fair value.

Market Risk

Market risk is the potential loss that can be caused by increasing or decreasing in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counter parties vail to perform pursuant to the terms of their obligations.

NOTE 6 SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 2 2018 the date the financial statements were available to be issued. Based on this evaluation no additional material events were identified which require adjustment or disclosure in these financial statements.




















SIGNATURES

Pursuant to the requirements of Regulation A the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1A and has duly caused this offering statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of State of on (date).
NRS EQUITY FUND I LLC

By Nitin R Singh CEO
This offering statement has been signed by the following persons in the capacities and on the dates indicated. NRS EQUITY FUND I LLC
Nitin R Singh CEO (Date) Nov 3 2023

Instructions to Signatures
1.	The offering statement must be signed by the issuer its principal executive officer principal financial offi cer principal accounting officer and a majority of the members of its board of directors or other governing body. If a signature is by a person on behalf of any other person evidence of authority to sign must be filed with the offering statement except where an executive officer signs on behalf of the issuer.

2.	The offering statement must be signed using a typed signature. Each signatory to the filing must also man ually sign a signature page or other document authenticating acknowledging or otherwise adopting his or her signature that appears in the filing. Such document must be executed before or at the time the filing is made and must be retained by the issuer for a period of five years. Upon request the issuer must furnish to the Com mission or its staff a copy of any or all documents retained pursuant to this section.

3.	The name and title of each person signing the offering statement must be typed or printed beneath the signature.